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                               MICHAEL FOODS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
===============================================================================

                                  1. THE PLAN.

The Michael Foods Employee Stock Purchase Plan (the "Plan") permits eligible employees of Michael Foods, Inc. and Subsidiaries (the "Company") to purchase shares of outstanding common stock of the Company through payroll deductions as provided herein. The Company will make payroll deductions ("Deductions") as authorized by participating employees ("Participants", or "Participant" in the singular), and Piper Jaffray Inc. ("Piper Jaffray") will purchase common stock on the open market with such Deductions and maintain an individual account for each Participant.

The Plan has been established for the convenience of employees desiring to acquire common stock of the Company on the open market. The Company does not recommend or urge participation in the Plan. Participants are not guaranteed against loss and must accept the risks of ownership of common stock of the Company.

The cost of administering the Plan, including, as hereinafter provided, the payment of brokerage commissions charged in connection with the purchase of shares of common stock of the Company under the Plan, will be borne by the Company.

                            2. OPERATION OF THE PLAN.

Piper Jaffray will administer the Plan, maintaining accounts in the names of Participants and making purchases and sales of common stock of the Company for such Participants as provided herein.

No expenses for maintaining the accounts under the Plan will be charged to Participants. Commissions on purchases of shares of common stock of the Company purchased pursuant to the Plan, including shares of common stock purchased pursuant to the reinvestment of dividends, as provided herein, and all bookkeeping and custodial expenses in connection with the Plan, will be paid by the Company. Commissions and other charges in connection with sales of shares of common stock pursuant to the Plan will be paid by Participants.

                              3. PURCHASE OF STOCK.

The Company will forward Deductions monthly, on or about the first day of each month to Piper Jaffray with a list of Participants and the amount deducted for the account of each. Piper Jaffray will commingle all Deductions and will purchase on the open market, as soon as reasonably practicable after the receipt of Deductions from the Company, as many shares of common stock of the Company as can be acquired with the commingled Deductions. Funds awaiting investment will not bear interest. Each Participant's individual account will be credited with a pro rata share (computed to four decimal places) of the shares purchased with the commingled funds. Piper Jaffray will send each Participant a statement in each quarter in which a transaction occurs, showing the number of shares purchased or sold during the quarter, the price at which purchases and sales were made and the total number of shares in the Participant's account. An annual statement also will be provided to each Participant as long as the Participant has an account balance, showing all transactions during the year and serving as a permanent record of all purchases and sales of common stock under the Plan.

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Shares of common stock held for a Participant under the Plan will be held by
Piper Jaffray. If a Participant wishes to have stock certificates for any or all of the full shares in his or her account issued, he or she may obtain such certificates without charge upon written request to Piper Jaffray. If delivery of shares is taken, the Participant's name will be registered on the Company's books as a stockholder. Dividends will then be mailed directly to the Participant and can no longer be reinvested automatically by Piper Jaffray under the Plan.

Shares in a Participant's account at Piper Jaffray may, at the Participant's request, be sold by the Participant at any time at the then current market price less applicable brokerage commissions and charges, which shall be paid by the Participant.

                                  4. DIVIDENDS.

All dividends on shares held by Piper Jaffray under the Plan will be reinvested automatically in additional shares of common stock of the Company. If a Participant does not want such dividends automatically reinvested, the Participant should request that shares purchased for the Participant's account under the Plan be registered in the name of and delivered to the Participant. Shares of common stock acquired through reinvestment of dividends are allocated automatically to the accounts of Participants, with each Participant's individual account credited with a prorata share (computed to four decimal points) of the shares purchased with the commingled dividend funds. Stock dividends and stock splits, if any, are credited to the Participant's account without charge. Brokerage commissions and other charges in connection with the reinvestment of dividends shall be paid by the Company.

                           5. NOTICES TO PARTICIPANTS.

Piper Jaffray will deliver to each Participant notices of stockholders' meetings and proxy statements and other reports distributed by the Company to its stockholders. Each Participant's shares of common stock held by Piper Jaffray pursuant to the Plan will be voted in accordance with the Participant's signed proxy instructions as delivered to Piper Jaffray, or in accordance with applicable rules of the appropriate regulatory authorities.

                        6. ELIGIBILITY FOR PARTICIPATION.

Each regular full-time (regularly scheduled to work at least 30 hours per week) employee of the Company who is at least 21 years of age may participate in the Plan as long as such employee is employed by the Company. Officers (defined as being reporting persons under Section 16(a) of the Securities Exchange Act of
1934) and directors of the Company are not eligible to participate in the Plan. As used in the Plan, the term "employee" shall include only those employees who are eligible to participate in the Plan as provided in this section 6.
Questions of eligibility shall be resolved by the President, Executive Vice President, or Chief Financial Officer of the Company, who shall have exclusive discretion in interpreting these eligibility requirements. The decision of such officer shall be final, unless it is finally determined by a court of competent jurisdiction to have been arbitrary and capricious.



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                               7. ENTERING THE PLAN.

Any eligible employee may enter the Plan on the first day of any calendar quarter (i.e., January 1, April 1, July 1, or October 1), with the exception that during the initial enrollment period of January 1, 1995 to March 31, 1995 any eligible employee may enter the Plan on January 1, February 1 or March 1, 1995, by executing the following documents and submitting them to Piper Jaffray:

     (a) a Payroll Deduction Authorization Form stating the amount of the Deductions that are to be made from each of the employee's regular payroll checks; and

     (b) an Enrollment Form (which includes a substitute Form W-9) authorizing Piper Jaffray to establish an account pursuant to the Plan.

A Participant's Deductions under an executed Payroll Deduction Authorization Form will continue as long as the Plan remains in effect unless the Participant signs and forwards to the Human Resources office at the location where the Participant is employed a Payroll Deduction Authorization Form increasing or decreasing the Participant's regular Deductions to become effective on the first day of the next calendar quarter, or unless the Participant delivers notice to the Company that the Participant desires to withdraw from the Plan (as set forth in section 10 hereof), or unless a Participant's employment with the Company terminates (as set forth in section 12 hereof).

                       8. AUTHORIZING PAYROLL DEDUCTIONS.

A Participant may authorize Deductions in any even dollar amount which, in the aggregate on a monthly basis, is not less than $10.00. Deductions may not exceed $500.00 in any month.

                         9. CHANGING PAYROLL DEDUCTIONS.

Deductions may be increased or decreased by a Participant in even dollar amounts, by signing and forwarding to the Human Resources office at the location where the Participant is employed a new Payroll Deduction Authorization Form reflecting the change. However, such changes will not become effective until the first day of the next calendar quarter and such changes must be made at least two weeks prior to the effective date.

A decrease in monthly Deductions to zero ($0) will not constitute a withdrawal unless a Withdrawal Notice is executed by the Participant as described in
Section 10. However, a "zero level" Participant who does not subsequently change their authorized payroll deduction to at least the $10 per month minimum within twelve months will be automatically withdrawn from the Plan.

                         10. WITHDRAWING FROM THE PLAN.

A Participant may withdraw voluntarily from the Plan at any time by signing and forwarding a Withdrawal Notice to the Human Resources office at the location where the Participant is employed. If such Participant later decides to re-enter the Plan, he or she must execute a new Payroll Deduction Authorization Form, but such authorization shall not become effective until the first payroll payment date of the next calendar quarter. Upon a Participant's withdrawal from the Plan, certificates for whole shares credited to the account of the withdrawing Participant will be

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delivered to the Participant by Piper Jaffray.  A check will be delivered to the
Participant for the sale price (less brokerage commissions and charges) of any fractional share interest of the withdrawing Participant. A withdrawing Participant may request that Piper Jaffray sell all of the shares held in the Participant's account under the Plan, in which event the proceeds of the sale (less any brokerage commissions and charges) will be remitted to the Participant. A Withdrawal Notice will become effective on the next payroll payment date if it is received by the Human Resources office at least seven business days before such payroll payment date.

                        11. CHANGE IN EMPLOYMENT STATUS.

Should a Participant's status as a full-time (i.e., regularly scheduled to work at least 30 hours per week) employee change to that of a part-time employee, the Participant will be allowed to maintain their account with Piper Jaffray at the Company's cost, with dividends being reinvested automatically as described in
Section 4, for up to twelve months. Deductions, however, will cease concurrent with such a change to part-time status. If the Participant does not return to full-time status with authorized Deductions within twelve months, he or she will be automatically withdrawn from the Plan.

Should a Participant become an officer or director of the Company and be subject to Securities and Exchange Commission reporting, he or she will be immediately withdrawn from the Plan.

                 12. TERMINATION OF A PARTICIPANT'S EMPLOYMENT.

A Participant whose employment with the Company has been terminated may continue his or her account with Piper Jaffray at the Participant's expense, but participation in the Plan will terminate automatically. If the terminated Participant does not wish to continue his or her account with Piper Jaffray, then the terminated Participant must submit a Withdrawal Notice to the Human Resources office at the location where the terminated Participant was formerly employed and will receive a distribution of his or her account in accordance with section 10 hereof.

                        13. TERM OF THE PLAN: AMENDMENT.

The Plan shall continue until terminated by at least 90 days written notice by either the Company or Piper Jaffray to the other. The Company may amend or terminate the Plan at any time. The Company may establish such procedures and make such other provisions for the administration and operation of the Plan as it deems appropriate.

                            14. COMPLIANCE WITH LAW.

The Plan is subject to compliance with all state and federal laws and regulations and it shall be administered and construed in all respects accordingly.

                          15. NOTICE TO PIPER JAFFRAY.

Any notice or instruction to be given to Piper Jaffray hereunder shall be delivered by United States mail or personally as follows:



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     MAIL:                     Piper Jaffray Inc.
                             222 South Ninth Street
                                     Box 28
                          Minneapolis, Minnesota  55440

                Attention: Employee Stock Purchase Plan Services

     IF PERSONALLY DELIVERED:  Piper Jaffray Inc.
                             222 South Ninth Street
                             Minneapolis, MN  55402

                Attention: Employee Stock Purchase Plan Services

Any such notice from a Participant shall identify the Participant as a Participant in the Plan.





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